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                                                                    Exhibit 10.2


                                   HORACE MANN
                         EXECUTIVE SUPPLEMENTAL EMPLOYEE
                                 RETIREMENT PLAN
                                     (ESERP)

                                2002 RESTATEMENT

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                                TABLE OF CONTENTS

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                                                                                           Page
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
ARTICLE I. - GENERAL .....................................................................    1
   1.1    Background and Establishment ...................................................    1

ARTICLE II. - DEFINITIONS ................................................................    1
   2.1    "Actuarial Equivalent" or "Equivalent" .........................................    1
   2.2    "Company" or "HMSC" ............................................................    1
   2.3    "Eligible Earnings" ............................................................    1
   2.4    "Eligible Employee" ............................................................    2
   2.5    "ESERP Benefit" ................................................................    2
   2.6    "Final Average Earnings" .......................................................    2
   2.7    "Internal Revenue Code" or "Code" ..............................................    2
   2.8    "NQMPPP" .......................................................................    2
   2.9    "NQMPPP Eligible Earnings" .....................................................    2
   2.10   "Participant" ..................................................................    2
   2.11   "Plan" .........................................................................    2
   2.12   "Plan Year" ....................................................................    2
   2.13   "Spouse" .......................................................................    2
   2.14   "Vesting Service" ..............................................................    2
   2.15   "Years of Service" or "Years of Credited Service" ..............................    2

ARTICLE III. - ELIGIBILITY TO PARTICIPATE ................................................    3
   3.1    Becoming a Participant .........................................................    3
   3.2    Reemployment ...................................................................    3
   3.3    Ceasing to be a Participant ....................................................    3

ARTICLE IV. - ELIGIBILITY FOR AND AMOUNT OF BENEFITS .....................................    3
   4.1    Eligibility ....................................................................    3
   4.2    Retirement Benefit Calculation .................................................    4
   4.3    Accrual of Benefits ............................................................    6
   4.4    Disability Retirement ..........................................................    6
   4.5    Vesting ........................................................................    6

ARTICLE V. - FORM AND COMMENCEMENT OF BENEFITS ...........................................    6
   5.1    Forms of Benefits Payable ......................................................    6
   5.2    Survivor Benefits ..............................................................    7
   5.3    Commencement of Payment of SERP Benefits .......................................    7

ARTICLE VI. - ADMINISTRATION .............................................................    8
   6.1    Pension Committee ..............................................................    8
   6.2    Plan Administrator .............................................................    8
   6.3    Liability ......................................................................    8
   6.4    Claims Procedure ...............................................................    8

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
ARTICLE VII. - AMENDMENT AND TERMINATION ....................................................   9
   7.1    Amendment or Termination ..........................................................   9
   7.2    Change of Control .................................................................   9
   7.3    Corporate Successors ..............................................................   9

   ARTICLE VIII. - MISCELLANEOUS ............................................................  10
   8.1    No Contract of Employment .........................................................  10
   8.2    Funding ...........................................................................  10
   8.3    Nonalienation of Benefits .........................................................  10
   8.4    Tax Implications ..................................................................  10
   8.5    Reduction for Overpayment .........................................................  10
   8.6    State Law .........................................................................  11
   8.7    Incapacity of Recipient ...........................................................  11
   8.8    Unclaimed Benefit .................................................................  11
   8.9    Invalidity of Certain Provisions ..................................................  11
   8.10   Limitations on Liability and Indemnification ......................................  11
   8.11   No Trust Relationship .............................................................  11
   8.12   Gender and Number .................................................................  12
   8.13   Headings ..........................................................................  12

APPENDIX A ..................................................................................  13

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                              ARTICLE I. - GENERAL

1.1 Background and Establishment. The Horace Mann Executive Supplemental Employee Retirement Plan (ESERP) was effective as of January 1, 1992. The function of the ESERP is to provide supplemental retirement income benefits to a finite group of employees. This finite group was identified by their estimated projected loss of benefits due to limitations on compensation as defined under Section 401(a)(17) of the Internal Revenue Code and benefit limitations as defined under Section 415 of the Internal Revenue Code from the qualified Money Purchase Pension Plan ("MPPP"), qualified Horace Mann Pension Plan ("HMPP") and non-qualified Supplemental Employee Retirement Plan ("SERP"). (All references are to the HMPP and MPPP as the "Floor Offset" arrangement under their 2002 Restatement, as amended, unless specified otherwise.) The Floor Offset arrangement is described in its Summary Plan Description (SPD) as contained in the Employee Benefits Binder. The ESERP plan only covers named employees.

     In 1994, the Plan was expanded to include certain key employees, who may not be executives of the Company, but whose employment and performance are considered to be important to meeting the goals and objectives of Horace Mann Educators Corporation ("HMEC"), the parent company of HMSC. Additionally, the structure of the Plan was changed to replicate features of the qualified Floor Offset arrangement that exists with the HMPP and the MPPP.

     Effective February 12, 1997, the Plan was amended and restated to include the same vesting provisions as the HMPP and MPPP.

     The Plan was amended effective March 31, 2002, to provide that no Participant will earn or accrue benefits under the Plan after March 31, 2002.

     The Plan is hereby amended and restated effective March 31, 2002, to effect the amendment to the Plan freezing benefit accruals effective as of March 31, 2002, and to spin off the portion of each Participant's benefit hereunder represented by the NQMPPP Feature account to the Horace Mann Nonqualified Supplemental Money Purchase Pension Plan effective as of April 1, 2002.

                           ARTICLE II. - DEFINITIONS

The following words shall have the meanings below unless the context clearly indicates otherwise:

2.1 "Actuarial Equivalent" or "Equivalent" means the actuarial equivalent as defined in the HMPP.

2.2 "Company" or "HMSC" means Horace Mann Service Corporation and any successor thereto.

2.3 "Eligible Earnings" means the same earnings (compensation) as those which are eligible under the SERP, MPPP and HMPP and as described in their SPD's unless otherwise specified in the Appendix; provided, however, earnings which exceed the statutory limits

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      as defined and controlled by the Internal Revenue Code in Section
      401(a)(17), as amended, will be included as eligible earnings for purposes of the ESERP. No earnings of a Participant earned after March 31, 2002, shall be taken into account for any purpose under the Plan.

2.4 "Eligible Employee" means those employees who are identified by their estimated projected loss of benefits due to limitations on compensation as defined under Section 401(a)(17) of the Internal Revenue Code and benefit limitations as defined under Section 415 of the Internal Revenue Code from the MPPP, HMPP and SERP, who are highly compensated key employees and who are designated in the Appendix as recorded by the Plan Administrator.

2.5   "ESERP Benefit" means the benefit payable in accordance with the Plan.

2.6 "Final Average Earnings" means the Participant's Final Average Earnings as defined in the HMPP, which Final Average Earnings is to be determined without taking into account any earnings or service of the Participant earned or credited after March 31, 2002.

2.7 "Internal Revenue Code" or "Code" means the Internal Revenue Code of 1986, as amended, and any subsequent Internal Revenue Code. If there is a subsequent Internal Revenue Code, any references herein to Internal Revenue Code sections shall be deemed to refer to comparable sections of any subsequent Internal Revenue Code.

2.8 "NQMPPP" means the defined contribution feature of the Plan as described in Article 4.2.

2.9 "NQMPPP Eligible Earnings" means only those Eligible Earnings in excess of the limits imposed by Section 401(a)(17) of the Internal Revenue Code, which Eligible Earnings are to be determined without taking into account any earnings of the Participant earned after March 31, 2002.

2.10 "Participant" means those highly compensated key employees listed in the Appendix.

2.11 "Plan" means the Executive Supplemental Employee Retirement Plan as herein set forth and as amended from time to time.

2.12 "Plan Year" means each twelve-consecutive month period beginning January 1, 1992.

2.13 "Spouse" means a person who is the Participant's Spouse as defined in the HMPP.

2.14 "Vesting Service" means the sum of an Eligible Employee's periods of continuous service as defined in the MPPP.

2.15 "Years of Service" or "Years of Credited Service" means only those periods of service as defined in the HMPP for purposes of benefit calculation. Any service beyond 30 years will not be included in the benefit calculation. A Participant will earn no years of service or years of credited service under this Plan after March 31, 2002.

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                   ARTICLE III. - ELIGIBILITY TO PARTICIPATE

3.1 Becoming a Participant. Each Eligible Employee shall initially become a Participant as indicated in Appendix A, as amended from time to time.

3.2   Reemployment.

      (a) Following Retirement. If a Participant retires from the Company, and subsequently is re-employed as a full time, part time or temporary employee who works more than 10 days per month, the Participant's periodic ESERP benefit will cease until he re-retires. Upon his subsequent retirement, his prior and additional service and earnings, plus any additional credit earned under the qualified plan(s), but not any additional service and earnings or any additional credit earned with respect to periods after March 31, 2002, will be included in the recalculation of the Participant's ESERP benefit. In the event the Participant retires and is re-employed and works less than 10 days a month, the Participant's periodic ESERP payment will continue.

3.3   Ceasing to be a Participant A person will cease to be a Participant:

      (a) if he loses all of his Years of Credited Service under the HMPP or MPPP, or

      (b) if he dies.

              ARTICLE IV. - ELIGIBILITY FOR AND AMOUNT OF BENEFITS

4.1 Eligibility. Benefits are payable under the ESERP only if the Participant separates from service from the Company and would be considered to be vested under the HMPP or MPPP. That eligibility would include early, normal, and postponed retirement. As defined in the HMPP:

      (a) For employees who separate from service and are immediately eligible for retirement benefits:

          (i) Normal Retirement Date is the first day of the month coincident with or next following the Participant's 65th birthday and the Participant has at least 5 years of service;

          (ii) Early Retirement Date is the first day of the month coincident with or following the month in which the Participant is at least 55 years and has at least 10 years of service. Benefits will be reduced according to the Early Retirement Adjustment Factor Table as contained in the HMPP; or

          (iii) Postponed Retirement Date is the first day of the month coincident with or next following the Participant's termination of employment with the Company after his Normal Retirement Date and until March 31, 2002 the

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                Participant will continue to accrue service under this Plan (up to 30 years) and eligible compensation.

     (b) For employees who separate from service, who are vested but not yet eligible for retirement benefits:

          (i) Normal vested benefits are payable as of the first day of the month coincident with or next following the Participant's 65th birthday and the Participant has at least 5 years of service and are calculated in the same manner as provided in the HMPP at the time of the Participant's separation from service; or

          (ii) Early vested benefits are payable as of the first day of the month coincident with or following the month in which the Participant is at least 55 years and has at least 10 years of service. Benefits are calculated in the same manner as provided in the HMPP at the time of the Participant's separation from service and will be reduced according to the Deferred Vested Retirement Adjustment Factor Table as contained in the HMPP.

4.2 Retirement Benefit Calculation. The purpose of the ESERP is to provide minimum "floor" post retirement income benefits that are not available to the Participant under the HMPP, MPPP and SERP due to limits pertaining to IRC Sections 401(a)(17) and 415, as amended. Any benefits under the HMPP and MPPP offset the benefits available under the ESERP.

     If a Participant under the SERP becomes a Participant under the ESERP, then all accrued and future accrual of SERP benefits are transferred to the ESERP.

     Prior to the 2002 restatement the ESERP provided for benefit accruals under two plan features.

     (a) The first plan feature is a defined benefit calculation which is the "floor" benefit of the Plan ("Floor Benefit Feature"). If the retirement is prior to age 65 years, then the Early Retirement Reduction Factors as stated in the HMPP apply. To calculate the Floor Benefit Feature:

          (i) For Participants with an adjusted service date of 8/29/89 or prior and who were Participants in the HMPP or its predecessor plans:

          *the average of the highest 36 consecutive months of Eligible Earnings under the ESERP;
          *times 2%;
          *times years of credited service under the HMPP (up to 30 years); *minus 50% of the Primary Social Security Benefit as defined in
           Appendix I to the HMPP;
          *equals the Participant's monthly age 65 "floor" benefit.

          (ii) For Participants with an adjusted service date subsequent to 8/29/89 and who were or became Participants in the HMPP:

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          *the average of the highest 36 consecutive months of Eligible Earnings under the ESERP;
          *times 1.6%;
          *times years of credited service under the HMPP (up to 30 years); *equals the Participant's monthly age 65 "floor" benefit.

     (b) The second plan feature was a defined contribution benefit, referred to as the "Non-Qualified MPPP" or "NQMPPP Feature". This benefit was determined by the Participant's Years of Service and NQMPPP Eligible Earnings.

          (i) As defined in the MPPP, Employer contributions were based on a percentage of the Participant's NQMPPP Eligible Earnings determined by the Participant's Vesting Service:

                Vesting Service Completed by                Amount of Employer's
                Participant                                 Contribution

                Less than 5 years                           5%
                5 years but less than 15 years              6%
                15 years or more                            7%

          (ii) For record keeping purposes, for each Participant, a notional or bookkeeping account was established. Phantom contributions to the NQMPPP Feature account were not made prior to a Participant becoming an Eligible Employee in the ESERP. In addition, contributions to the NQMPPP Feature account were not made on a retroactive basis.

          (iii) The NQMPPP Feature account was valued as accumulated contributions, plus any gains or losses that would have been credited to those contributions based on the rate of return credited to the qualified MPPP. Effective March 31, 2002, and solely for the purpose of Article 4.2(c) below, the NQMPPP Feature account will always equal the value of the frozen value of the account as of March 31, 2002.

          (iv) The NQMPPP Feature account benefit of any Participant who has a positive account value under this plan, shall be transferred to the Horace Mann Nonqualified Supplemental Money Purchase Pension Plan (the "HMNSMPPP") effective as of April 1, 2002 (after all adjustments thereto have been made as provided in Article 4.2(b)(iii)), and effective as of April 1, 2002, no such Participant (nor the survivor of any such Participant who is deceased) shall be entitled to any payment under this Plan of an amount representing the NQMPPP Feature (even though the Participant's NQMPPP Feature Monthly Equivalent will continue to apply hereunder for purposes of determining the Participant's ESERP Monthly Benefit hereunder as provided in Article 4.2(c) below.)

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     (c)  To determine what benefit is due under the ESERP (if any) the following calculation would be performed. The NQMPPP Feature Monthly Equivalent is calculated in the same form and manner as the Monthly Equivalent in the MPPP.

          *ESERP monthly Floor Benefit Feature;
          *minus the NQMPPP Feature Monthly Equivalent determined using a valuation date of March 31, 2002;
          *minus the HMPP Monthly Benefit;
          *minus the MPPP Monthly Equivalent determined using a valuation date of March 31, 2002;
          *equals the ESERP Monthly Benefit Due.

     If the combined payable benefit from the HMPP and the MPPP are greater than the ESERP, then no benefit is payable from the ESERP. This also applies to any other forms of benefits payable (such as, early retirement or surviving spouse options).

4.3 Accrual of Benefits. If a Participant ceases to meet the definition of an Eligible Employee, ESERP benefit accruals will cease as of that time. No further accruals will occur unless and until the Participant once again meets the definition an Eligible Employee but in no event will accruals occur after March 31, 2002. Notwithstanding the foregoing, if a Participant ceases to meet the definition of an Eligible Employee while remaining an employee who accrues benefits or earnings under the NQMPPP, HMPP and/or the MPPP, then the offsets for the NQMPPP Monthly Equivalent, HMPP Monthly Benefit and MPPP Monthly Equivalent as so increased shall continue to be used to decrease the ESERP monthly Floor Benefit Feature; provided, however, no such offsets shall increase or decrease after March 31, 2002.

4.4 Disability Retirement. Should the Participant be placed on a long term disability leave of absence, he will continue to accrue service (but not after March 31, 2002) with regards to the Floor Benefit Feature of this Plan (up to a maximum of 30 years). However, Eligible Earnings will be considered those which were earned as an active employee. If at the time the disability ceases, the Participant is eligible to receive a qualified retirement benefit from the HMPP, he will also be eligible to receive an ESERP benefit.

4.5 Vesting. The ESERP benefits are subject to the same vesting provisions as described in the HMPP and the MPPP.

                 ARTICLE V. - FORM AND COMMENCEMENT OF BENEFITS

5.1 Forms of Benefits Payable. As of the 2002 restatement, effective as of April 1, 2002, the ESERP benefit is comprised solely of the defined benefit form of payment described in Article 5.1(a) below. Accordingly, Article 5.1(b) which provided for the NQMPP distribution in a defined contribution form is reserved effective April 1, 2002 with the transfer of the liability for those benefits to the HMNSMPPP. For the same reason, Article 5.2(a)(ii) below is reserved.

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     (a)  The form is a defined benefit payment, payable, provided the
          Participant is eligible for retirement benefits under the HMPP, as a periodic payment in the same form as is provided by the HMPP including any applicable reduction factors. The same calculation methodology and order of calculation used in the HMPP is used in the calculation of benefits in the ESERP.

          (i) Forms of monthly payments could reflect survivor benefits and would be based on annuity payment factors as expressed in the HMPP.

          (ii) An automatic lump sum distribution of the ESERP benefit will occur at retirement if the lump sum benefit equivalent is less than $5,000. The $5,000 limit may be changed in accordance with the limits established by the Service for qualified pension plans.

     (b)  [RESERVED.]

5.2  Survivor Benefits.

     (a) With regards to the Floor Benefit Feature, if a Participant elects to receive a periodic payment from the qualified pension plans, the same election will apply to the ESERP in the equivalent forms of annuity options available under the HMPP. Currently, those forms include a 50%, 66 2/3%, 75% and 100% survivor option. The monthly benefit will be actuarially reduced if a Participant elects one of the survivor options.

          (i) If a Participant dies after having a vested termination in employment but prior to commencing benefits, the surviving spouse would receive a benefit of 50% based on the Participant's lifetime ESERP benefit as calculated in Article
                 4.2 based on the Participant's age at the time of death. All other factors would be based on those at the time of the Participant's Normal Retirement Date from the Company. If the Participant does not have a spouse, as defined in the HMPP, upon the death of a Participant, no benefit will be due or payable.

          (ii)   [RESERVED.]

     (b) If a Participant dies while actively employed with the Company, the Participant's spouse, as defined in the HMPP, would receive a benefit from the ESERP. The benefit would be calculated as provided in Article
          4.2 and will be reduced in the same form and manner as the HMPP.

5.3 Commencement of payment of SERP Benefits. Payment of any ESERP benefit due will begin on commencement of payment of benefits from the qualified pension plans, except as provided in Article 5.1(b). Notification of retirement to the Employee Benefits Unit for the qualified pension plans will also initiate the process of calculation and payment of the ESERP benefit. A Participant cannot defer the ESERP benefit if he has commenced receiving benefits from the qualified plans. Conversely, if the Participant defers receiving benefits from the qualified plans, he must defer receiving the ESERP benefit except as provided in Article 5.1(b).

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                          ARTICLE VI. - ADMINISTRATION

6.1 Pension Committee. The same membership structure, actions, responsibility and authority shall apply to this Plan as described in the HMPP and the MPPP. The decision of the Pension Committee in matters within its jurisdiction shall be final, binding, and conclusive upon the Company and upon each Eligible Employee, Participant, spouse, and every other person or party interested or concerned.

6.2 Plan Administrator. The Plan Administrator shall have the same duties and authority pursuant to this Plan as are described in the HMPP and the MPPP. All affairs of calculation, payment and administration of the ESERP are conducted by the Plan Administrator. No benefits will be paid under the terms of this Plan without the authorization of the Plan Administrator. The Plan Administrator shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company with respect to the Plan.

6.3 Liability. The Committee and Plan Administrator shall be free from all liability, joint and several, for their acts as members of such Committee except to the extent that they may have committed willful misconduct or otherwise required by federal law.

6.4 Claims Procedure. If a Participant believes he is being denied a benefit to which he is entitled under the Plan, the Participant may file a written request for such benefit with the Committee setting forth his claim. Upon receipt of the claim, the Committee shall advise the Participant that a reply will be forthcoming within ninety (90) days and shall deliver such reply within such period, unless Committee extends the reply period for an additional ninety (90) days for reasonable cause. If the claim is denied in whole or in part, the Committee shall so advise the Participant in writing setting forth: (a) the specific reason or reasons for such denial; (b) the specific reference to pertinent provisions of the Plan on which such denial is based; (c) a description of any additional material or information necessary for the Participant to perfect his claim and an explanation why such material or such information is necessary; and (d) appropriate information as to the steps to be taken if the Participant wishes to submit the claim for review. Any request for review must be submitted in writing by the Participant to the Committee in care of the Committee at its principal place of business within sixty (60) days after the receipt by the Participant of the denial of the Participant's claim. The Participant or his duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Committee. If the Participant does not request a review of the Committee's determination within such sixty (60) day period, the Participant shall be barred and estopped from challenging the Committee's determination. Within sixty (60) days after the Committee's receipt of a request for review, it will review its determination. After considering all materials presented by the Participant, the Committee will render a written opinion, written in a manner calculated to be understood by the Participant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of the Plan on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Committee will so notify the Participant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

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                    ARTICLE VII. - AMENDMENT AND TERMINATION

7.1 Amendment or Termination. The Company and Pension Committee intend the Plan to be permanent but reserve the right to amend or terminate the Plan when, in the sole opinion of the Pension Committee, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board of Directors of the Company and shall be effective as of the date of such resolution. No amendment or termination of the Plan shall directly or indirectly deprive any Participant or surviving spouse of all or any portion of any ESERP Benefit payment which has commenced prior to the effective date of the resolution amending or terminating the Plan.

7.2 Change of Control. In the event of a Change of Control of HMEC (the parent company of HMSC), certain protection will apply. Any Participant who is employed by HMSC when a Change of Control occurs, who has signed a Severance Agreement and who is discharged for reasons other than cause, during a three year period subsequent to the Change of Control, will receive their benefit from the ESERP in a lump sum payment equal to their accrued benefit under the ESERP, as defined in Article 4.2, at the time of severance. Should this Plan be terminated and not replaced due to a Change of Control of HMEC, all ESERP Participants will receive a lump sum payment of their accrued benefit as of the date of termination of the ESERP. All payments will be made in a reasonable period after the triggering event has occurred.

     A Change of Control shall be deemed to have occurred if (i) there shall be consummated (1) any consolidation or merger of HMEC in which HMEC is not the continuing or surviving corporation, or pursuant to which shares of HMEC's common stock would be converted into cash, securities or other property, other than a merger of HMEC in which no Company shareholder's ownership percentage in the surviving corporation immediately after the merger is less than such shareholder's ownership percentage in HMEC immediately prior to such merger by ten percent (10%) or more, or (2) any sale, lease exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all of the assets of HMEC;
     (ii) the shareholders of HMEC approve any plan or proposal for the liquidation or dissolution of HMEC which is a part of a sale of assets, merger, or reorganization of HMEC or other similar transaction; (iii) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is or becomes, directly or indirectly, the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of securities of HMEC that represent 51% or more of the combined voting power of HMEC's then outstanding securities; or (iv) a majority of the members of HMEC's Board of Directors are persons who are then serving on the Board of Directors without having been elected by the Board of Directors or having been nominated by HMEC for election by its shareholders.

7.3 Corporate Successors. The Plan shall not be automatically terminated by a transfer or sale of assets of the Company or by the merger or consolidation of the Company into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of paragraphs 7.1 and 7.2.

                         ARTICLE VIII. - MISCELLANEOUS

8.1 No Contract of Employment. Nothing contained in this Plan will confer upon any Participant the right to be retained in the service of the Company nor limit the right of the Company to discharge or otherwise deal with Participants without regard to the existence of the Plan.

8.2 Funding. The Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any benefits hereunder. The ESERP does not have a trust or trust fund arrangement. No Participant, surviving spouse or any other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under the Plan and any such Participant, surviving spouse or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan. Nothing contained in the Plan shall constitute a guaranty by the Company or any other entity or person that the assets of the Company will be sufficient to pay any benefit hereunder.

8.3 Nonalienation of Benefits. No benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge prior to actual receipt thereof by the payee; and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge prior to such receipt shall be void; and the Company shall not be liable in any manner for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to any benefit under the Plan.

8.4 Tax Implications. The ESERP is not a qualified pension plan, but a deferred compensation plan. It is not eligible for a tax free rollover at the time of distribution and may also be subject to taxation on benefit accruals during a Participant's employment. The Company will cause taxes (including, but not limited to, employment taxes or federal or state income taxes) to be withheld from amounts paid hereunder as required by law. A Participant should seek the advice of a tax consultant or financial advisor regarding his personal tax situation.

8.5 Reduction for Overpayment. The Plan Administrator shall, whenever it determines that a person has received benefit payments under this Plan in excess of the amount to which the person is entitled under the terms of the Plan, make two reasonable attempts to collect such overpayment from the person. If the person to whom such overpayment was made does not, within a reasonable time, make the requested repayment to the Plan Administrator, the overpayment shall be considered as an advance payment of benefits and the Plan Administrator will reduce all future benefits payable to that person by the actuarial equivalent value of the overpayment.

8.6 State Law. The Plan is established under and will be construed according to the laws of the State of Illinois, to the extent that such laws are not preempted by the Employee Retirement Income Security Act and valid regulations published thereunder.

8.7 Incapacity of Recipient. In the event a Participant or surviving spouse is declared incompetent and a conservator or other person legally charged with the care of his person or of his estate is appointed, any benefits under the Plan to which such Participant or surviving spouse is entitled shall be paid to such conservator or other person legally charged with the care of his person or his estate. Except as provided above in this paragraph, when the Plan Administrator in its sole discretion, determines that a Participant or surviving spouse is unable to manage his financial affairs, the Plan Administrator will make distributions to any person for the benefit of such Participant or surviving spouse.

8.8 Unclaimed Benefit. Each Participant shall keep the Plan Administrator informed of his current address and the current address of his spouse. The Plan Administrator shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Plan Administrator within three (3) years after the date on which any payment of the Participant's ESERP benefit may be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of a Participant, the Plan Administrator is unable to locate any surviving spouse of the Participant, then the Company shall have no further obligation to pay any benefit hereunder to such Participant or surviving spouse or any other person and such benefit shall be irrevocably forfeited.

8.9 Invalidity of Certain Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Plan shall be construed and enforced as if such provisions, to the extent invalid or unenforceable, had not been included.

8.10 Limitations on Liability and Indemnification. Notwithstanding any of the preceding provisions of the Plan, neither the Company, Plan Administrator, nor any individual acting as an employee or agent of the Company or as a member of the Pension Committee shall be liable to any Participant, former Participant, surviving spouse or any other person for any claim, loss, liability or expense incurred in connection with the Plan.

      Further, the Company shall indemnify and hold harmless each member of the Board of Directors, each member of the Pension Committee, the Plan Administrator, and each officer and employee of the Company to whom are delegated duties, responsibilities and authority with respect to the Plan against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon him (including but not limited to reasonable attorney fees) which are not the result of intentional acts knowingly in violations of the Plan or the law.

8.11 No Trust Relationship. Nothing contained herein and no actions taken pursuant to the Plan shall create or be construed to create a trust of any kind or a fiduciary relationship between the

      Company and any Participant. The Company shall not be considered a trustee by reason of any provision of this Plan.

8.12 Gender and Number. Except when the context indicates to the contrary when used herein, masculine terms shall be deemed to include the feminine, and singular the plural.

8.13 Headings. The headings of articles are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

Executed effective as of March 31, 2002.

                                        HORACE MANN SERVICE CORPORATION



                                        By:     /s/ Kathryn E. Karr
                                           -------------------------------------
                                                Plan Administrator

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